UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. ___)
Check the appropriate box:
[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))
[X]	Definitive Information Statement
SMSA Kerrville Acquisition Corp. (Name of Registrant as Specified In Its Charter)
Copies of communications to: Eric Newlan, Esq., Newlan & Newlan, 800 Parker Square, Suite 205, Flower Mound, Texas 75028 Telephone: (972) 899-4070 – Facsimile: (877) 796-3934
Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

SMSA KERRVILLE ACQUISITION CORP.
17700 Castleton Street
Suite 558
City of Industry, California 91748

NOTICE OF ACTION BY WRITTEN CONSENT OF MAJORITY SHAREHOLDER

NOTICE IS HEREBY GIVEN that the holder of more than a majority of the voting power of the shareholders of SMSA Kerrville Acquisition Corp., a Nevada corporation (the “Company” “we”, “us” or “our”), has approved the following actions without a meeting of the majority shareholder in accordance with Section 78.315 of the Nevada Revised Statutes:

(1)
The approval of an amendment to our Articles of Incorporation to change our corporate name to “Guwenhua International Company”.  The action will become effective no sooner that the 20th day after the definitive information statement is mailed to our shareholders.

(2)
The approval of an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock to 750,000,000 shares.  The action will become effective no sooner that the 20th day after the definitive information statement is mailed to our shareholders.

(3)
The approval of a forward split of our outstanding shares of common stock, on a 26:1 basis, that is, each holder of one (1) share of Corporation common stock on October 11, 2012, shall receive twenty-five (25) newly issued shares of our common stock.  The action will become effective no sooner that the 20th day after the definitive information statement is mailed to our shareholders.

The enclosed information statement contains information pertaining to the matters acted upon.

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors

/s/ Jonathan Chen
Jonathan Chen
Chairman

October 29, 2012

SMSA KERRVILLE ACQUISITION CORP.
17700 Castleton Street
Suite 558
City of Industry, California 91748

INFORMATION STATEMENT

Action by Written Consent of the Majority Shareholder

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of our majority shareholder taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our shareholders on or about October 31, 2012.

What actions were taken by written consent?

We obtained the consent of our majority shareholder for the approval of: (A) an amendment to our Articles of Incorporation to change our corporate name to “Guwenhua International Company”; (B) an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock to 750,000,000 shares; and (C) a forward split of our outstanding shares of common stock, on a 26:1 basis, that is, each holder of one (1) share of Corporation common stock.

How many shares of voting stock were outstanding on October 11, 2012?

On October 11, 2012, the date we received the consent of our shareholder who holds more than a majority of the voting power of our shareholders, there were 10,025,034 shares of our common stock outstanding.

What vote was obtained to approve the amendments to our Articles of Incorporation and the forward split of our common stock described in this information statement?

We obtained the approval of the holder of 6,015,021 shares of our common stock, representing approximately 60.00% of the voting power of our shareholders.  This majority shareholder, Intellectual Step Global Limited, has as its sole officer and director Jonathan Chen, who is also our sole officer and director.  No other shareholder provided a written consent in favor of the amendments and forward split.

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement. Our costs are estimated at approximately $5,000.

AMENDMENT TO THE ARTICLES OF INCORPORATION
TO CHANGE CORPORATE NAME TO “GUWENHUA INTERNATIONAL COMPANY”

Our board of directors and the holder of a majority of the voting power of our shareholders have approved an amendment to our Articles of Incorporation to change our corporate name to “Guwenhua International Company” (the “Name Change Amendment”).  The change of our corporate name will become effective upon the filing of the Name Change Amendment with the Secretary of State of the State of Nevada.  We will file the Name Change Amendment approximately (but not less than) 20 days after the definitive information statement is mailed to our shareholders.

The form of the Name Change Amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A to this information statement.

Purpose of the Proposal

Recently, our company experienced a change in control.  In conjunction with such change in control, the newly elected director determined that our principal business activities would involve business transaction between the United States and China.  Based on such determination, our board of directors determined that it is advisable for our company to change our corporate name to a name, Guwenhua International Company, that better indicates our current business operations.

AMENDMENT TO THE ARTICLES OF INCORPORATION
TO INCREASE NUMBER OF AUTHORIZED SHARES
OF COMMON STOCK TO 750,000,000

Our board of directors and the holder of a majority of the voting power of our shareholders have approved an amendment to our Articles of Incorporation to increase the number of authorized shares of our common stock to 750,000,000 shares (the “Authorized Share Amendment”).  The increase in the number of authorized shares of our common stock will become effective upon the filing of the Authorized Share Amendment with the Secretary of State of the State of Nevada.  We will file the Authorized Share Amendment approximately (but not less than) 20 days after the definitive information statement is mailed to our shareholders.

The form of the Authorized Share Amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A to this information statement.

Purpose of the Proposal

Following the recent change in control of our company, our board of directors determined that it is advisable for our company to increase the number of authorized shares of our common to accommodate a 26:1 forward split of our common stock and to have shares available for any potential future equity financing opportunities.

APPROVAL OF FORWARD SPLIT OF COMMON STOCK

Our board of directors and the holder of a majority of the voting power of our shareholders have approved a forward split of our common stock, on a 26:1 basis, that is, each holder of one (1) share of Corporation common stock on October 11, 2012, shall receive twenty-five (25) newly issued shares of our common stock.  This forward split will not occur not less than 20 days after the definitive information statement is mailed to our shareholders.

Purpose of the Proposal

Following the recent change in control of our company, our board of directors determined that it is advisable for our company to alter its capital structure in anticipation of any potential future equity financing opportunities.

BENEFICIAL OWNERSHIP OF SECURITIES
AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of October 11, 2012, by (i) each executive officer of the Company, (ii) each member of our board of directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of our common stock and (iv) all of our executive officers and directors as a group.  Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our common stock listed as owned by such person. The address of each person is the address of the Company unless otherwise noted.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)	Percent of Total Voting Power (1)
Common	Intellectual Step Global Limited (2)	6,015,021	60.00%	60.00%

Common	All officers and directors as a group (one person)	6,015,021 (3)	60.00%	60.00%
________________
(1)	Based on 10,025,034 shares of our common stock issued and outstanding as of October 11, 2012. There are no outstanding warrants or options to purchase shares of our common stock.
(2)	Jonathan Chen, our sole officer and director, is the sole officer and director of this entity.
(3)	These shares are owned of record by Intellectual Step Global Limited, whose sole officer and director is Jonathan Chen, the sole officer and director of our company.

ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and, in accordance therewith, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters.  Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington D.C. 20549, or may be accessed at www.sec.gov.

By Order of the Board of Directors

/s/ Jonathan Chen
Jonathan Chen
Chairman

October 29, 2012

Appendix A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR NEVADA PROFIT CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation: SMSA Kerrville Acquisition Corp.

2.	The articles have been amended as follows: (provide articles numbers, if available)

Article I is hereby amended such that the name of the corporation is “Guwenhua International Company”.

Article III is deleted and replaced by the following: “Article III.  Capital Stock. The aggregate number of shares which the Corporation shall have authority to issue is seven hundred fifty-five million (755,000,000), consisting of two classes to be designated, respectively, ‘Common Stock’ and ‘Preferred Stock’, with all of such shares having a $.001 par value per share . The total number of shares of Common Stock that the Corporation shall have authority to issue is five million (750,000,000) shares.  The total number of shares of Preferred Stock that the Corporation shall have authority to issue is five million (5,000,000) shares. The voting powers, designations, preferences, limitations, restrictions and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors.”

3.
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

Greater than 50%

4.	Effective date of filing: (optional) Date: _____________ Time: _____________
(must not be later than 90 days after the certificate is filed)

5.	Signature:

___________________________
Jonathan Chen
President